UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 9, 2007

VALIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28423	58-2541997
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30 Metcalfe Street, Suite 620 Ottawa, Canada	K1P 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (613) 230-7211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

See Item 3.02 of this Form 8-K

Item 3.02 Unregistered Sales of Equity Securities

On March 9, 2007, the Company issued a 10% senior secured convertible note in the principal amount of $200,000 to an accredited investor.  The 10% senior secured convertible note matures on July 1, 2008; bears interest at the rate of 10% payable quarterly in arrears, such interest payable at the Company’s option, either in cash or in common shares of the Company; and allows for pre-payment by the Company, in part or in full, upon obtaining written consent of the holder.  The note and accrued interest thereon is convertible, at the sole discretion of the Holder, into common shares of the Company, at any time at the rate of $0.06 per share.  Additionally, the Company issued 400,000 shares of its common stock to the holder, pursuant to the terms of the note.

On March 9, 2007, the Company amended certain 10% senior secured convertible notes with an aggregate principal amount of $900,000, which were previously issued to four accredited investors.  The terms of these notes, as amended, are as described in the preceding paragraph.  Pursuant to the terms of these notes, no additional shares of its common stock were issued to the holders.

These transactions were exempt pursuant to Section 4 (2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDIAN CORPORATION

Dated:   March 15, 2007

By:

/s/ Bruce Benn

Name:

Bruce Benn

Title:

President and Chief Executive Officer

Dated:   March 15, 2007

By:

/s/ Ronald Benn

Name:

Ronald Benn

Title:

Chief Financial Officer